EXHIBIT 21.1

SUBSIDIARIES OF WCA WASTE CORPORATION

SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

American Waste, LLC	Oklahoma
Boxer Realty Redevelopment, LLC	Massachusetts
Burnt Poplar Transfer, LLC	Delaware
Champion City Recovery, LLC	Massachusetts
Eagle Ridge Landfill, LLC	Ohio
Fort Bend Regional Landfill, LP	Texas
Material Recovery, LLC	North Carolina
Material Reclamation, LLC	North Carolina
N.E. Land Fill, LLC (1)	Oklahoma
New Amsterdam & Seneca Railroad Company, LLC	Ohio
Pauls Valley Landfill, LLC	Oklahoma
Ruffino Hills Transfer Station, LP	Texas
Sooner Waste, LLC	Oklahoma
Sunny Farms Landfill LLC	Ohio
Texas Environmental Waste Services, LLC	Texas
Transit Waste, LLC (2)	New Mexico
TransLift, LLC (3)	Arkansas
Waste Corporation of Texas, LP (4)	Delaware
Waste Corporation of Arkansas, LLC (5)	Delaware
Waste Corporation of Kansas, Inc. (6)	Delaware
Waste Corporation of Missouri, Inc. (7)	Delaware
Waste Corporation of Tennessee, Inc. (8)	Delaware
WCA Capital, Inc.	Delaware
WCA Holdings Corporation (9)	Delaware
WCA Management Company, LP	Delaware
WCA Management General, Inc.	Delaware
WCA Management Limited, Inc.	Delaware
WCA of Alabama, LLC (10)	Delaware
WCA of Central Florida, Inc. (11)	Delaware
WCA of Chickasha, LLC (12)	Oklahoma
WCA of Florida, LLC (13)	Delaware
WCA of High Point, LLC	North Carolina
WCA of Massachusetts, LLC	Delaware
WCA of Mississippi, LLC	Delaware
WCA of North Carolina, LLC	Delaware
WCA of Ohio, LLC	Delaware
WCA of Oklahoma, LLC	Delaware
WCA of St. Lucie, LLC	Delaware
WCA Shiloh Landfill, LLC (14)	Delaware
WCA Texas Management General, Inc.	Delaware
WCA Wake Transfer Station, LLC	North Carolina
WCA Waste Systems, Inc.	Delaware

(1)   N. E. Land Fill, LLC conducts business as NE Landfill and Northeast Landfill.

(2)   Transit Waste, LLC conducts business as Waste Corporation of Colorado and New Mexico and Bondad Landfill.

(3)   Translift, LLC conducts business as Little Rock Hauling.

(4)   Waste Corporation of Texas, LP conducts business under the names SLOTI Landfill, Greenbelt Landfill, Urban Landfill, Olshan Landfill, Tall Pines Landfill, Darrell Dickey Landfill, Applerock Landfill, Houston Hauling, WCA Houston Residential, Texas Environmental Waste Services, and TEW.

(5)   Waste Corporation of Arkansas, LLC conducts business under the names Union County Landfill, South Arkansas Hauling, Jonesboro Hauling, Wynne Hauling, Wynne Transfer Station, and Rolling Meadows Landfill.

(6)   Waste Corporation of Kansas, Inc. conducts business under the name Oak Grove Landfill.

(7)   Waste Corporation of Missouri, Inc. conducts business under the names Waste Corporation of Springfield, Waste Corporation of Joplin, Waste Corporation of the Ozarks, Waste Corporation of Rolla, Will-Co Disposal, Supreme Disposal, Black Oak Landfill, Central Missouri Landfill, Ashley Disposal, Rural Disposal, El Dorado Transfer Station, Springfield Transfer Station, Ozarks Transfer Station, Chillicothe Transfer Station and Neosho Transfer Station.

(8)   Waste Corporation of Tennessee, Inc. conducts business under the names Volunteer Waste and Yarnell Landfill.

(9)   WCA Holdings Corporation conducts business in Texas as Waste Corp. Holdings.

(10)  WCA of Alabama, LLC conducts business under the names Fines Landfill, Waste Corporation of Alabama, Blount Landfill, Huntsville Transfer Station, WCA Hauling, and Midfield Recycling.

(11)  WCA of Central Florida, Inc. conducts business as Fort Meade Landfill.

(12)  WCA of Chickasha, Inc. was formerly known as IESI OK Corporation.

(13)  WCA of Florida, Inc. conducts business as KTR, 63rd Street Transfer, and Fruitville Road Transfer.

(14)  WCA Shiloh Landfill, LLC conducts business under the names Waste Corporation of South Carolina, Shiloh Landfill and Shiloh Hauling.